      As filed with the Securities and Exchange Commission on June 14, 1996

                                                           REGISTRATION NO. 333-
================================================================================
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                           ---------------------------

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                           ---------------------------

                                  PROCEPT, INC.
             (Exact Name of Registrant as Specified in its Charter)

             DELAWARE                                                                      04-2893483
(State or Other Jurisdiction of Incorporation)                               (I.R.S. Employer Identification No.)

               840 MEMORIAL DRIVE, CAMBRIDGE, MASSACHUSETTS 02139
                    (Address of Principal Executive Offices)

                           ---------------------------

                                 1989 STOCK PLAN
                            (Full Title of the Plan)

                                 STANLEY C. ERCK
                      President and Chief Executive Officer
                                  Procept, Inc.
                               840 Memorial Drive
                         Cambridge, Massachusetts 02139
                                 (617) 491-1100
            (Name, Address and Telephone Number of Agent for Service)

                                 with copies to:

                            LYNNETTE C. FALLON, ESQ.
                               Palmer & Dodge LLP
                                One Beacon Street
                           Boston, Massachusetts 02108
                                 (617) 573-0100

                           ---------------------------


                                                   CALCULATION OF REGISTRATION FEE

- ------------------------------------------------------------------------------------------------------------------------------------
                                                                    Proposed            Proposed maximum
Title of each class of securities to      Amount to be          maximum offering       aggregate offering          Amount of
          be registered                    registered          price per share(1)           price(1)            registration fee
- ------------------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par value           250,000 shares               $2.58                  $645,000                $222.41
- ------------------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of determining the registration fee and computed pursuant to Rule 457(h) and based upon the average of the high and low sale prices on June 13, 1996 as reported by the Nasdaq National Market System.

   STATEMENT REGARDING INCORPORATION BY REFERENCE FROM EFFECTIVE REGISTRATION
                                   STATEMENT.

     Pursuant to Instruction E to Form S-8, the contents of the Registrant's Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the "Commission") on March 14, 1994 (File No. 33-76252) relating to the registration of 1,083,940 shares of the Registrant's Common Stock, $0.01 par value per share (the "Common Stock"), authorized for issuance under the Registrant's 1989 Stock Plan (the "Plan"), are incorporated by reference in their entirety in this Registration Statement, except as to the items set forth below. This Registration Statement provides for the registration of an additional 250,000 shares of the Registrant's Common Stock to be issued under the Plan.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed with the Commission (File No. 0-21134) are incorporated herein by reference:

          (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1995.

          (b) All other reports of the Registrant filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the annual report referred to in (a) above.

          (c) The description of the Registrant's Common Stock contained in Amendment No. 2 to its Registration Statement on Form 8-A/A (File No. 0-21134) filed on February 7, 1994, including any amendment or report filed for the purpose of updating such description.

     All documents filed after the date of this Registration Statement by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act and prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered hereunder have been sold or which deregisters all shares of Common Stock remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     The validity of the Common Stock offered hereby will be passed upon for the Company by Palmer & Dodge LLP, Boston, Massachusetts. Peter Wirth and Lynnette
C. Fallon, the Clerk and Assistant Clerk, respectively, of the Company, are partners of Palmer & Dodge LLP.

ITEM 8.  EXHIBITS.

     See Exhibit Index on page 5.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on this 14th day of June, 1996.

                                               PROCEPT, INC.
                                               (Registrant)

                                               By:/s/ Stanley C. Erck
                                                  ------------------------------
                                                  Stanley C. Erck, President and
                                                  Chief Executive Officer

                                POWER OF ATTORNEY

     We, the undersigned officers and directors of Procept, Inc., hereby severally constitute and appoint Stanley C. Erck, Michael J. Higgins, Peter Wirth and Lynnette C. Fallon, and each of them singly, our true and lawful attorneys-in-fact, with full power to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 (including any post-effective amendments thereto), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on this 14th day of June, 1996:

Signature                     Capacity
- ---------                     --------

/s/ Stanley C. Erck           President, Chief Executive Officer
- -------------------------     (Principal Executive Officer) and Director
Stanley C. Erck

/s/ Michael J. Higgins        Vice President, Finance and Chief Financial
- -------------------------     Officer (Principal Financial Officer and Principal
Michael J. Higgins            Accounting Officer)


/s/ Nancy S. Amer             Director
- -------------------------
Nancy S. Amer

                              Director
- -------------------------
James H. Cavanaugh, Ph.D.

/s/ Zola P. Horovitz          Director
- -------------------------
Zola P. Horovitz, Ph.D.

/s/ Max Link                  Director
- -------------------------
Max Link, Ph.D.

/s/ Ellis L. Reinherz         Director
- -------------------------
Ellis L. Reinherz, M.D.

                                            EXHIBIT INDEX

EXHIBIT                                                                                         PAGE
NUMBER                            DESCRIPTION                                                  NUMBER
- -------                           -----------                                                  ------

4.1          Restated Certificate of Incorporation of Procept, Inc., as amended.
             Filed herewith.                                                                      6

4.2          Restated By-Laws of Procept, Inc. Filed as Exhibit 3.3 to Registration
             Statement on Form S-1 (File No. 33-57188) and incorporated herein by reference.

5            Opinion of Palmer & Dodge LLP as to the legality of the securities
             registered hereunder.  Filed herewith.                                              12

23.1         Consent of Coopers & Lybrand L.L.P., independent accountants.
             Filed herewith.                                                                     14

23.2         Consent of Palmer & Dodge LLP (contained in Exhibit 5).

24           Power of Attorney (included in the signature page hereto).

99           Procept, Inc. 1989 Stock Plan, as amended.  Filed herewith.                         16